UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 12, 2026
Date of Report
(Date of earliest event reported)

The RMR Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-37616	8742	47-4122583
(Commission File Number)	(Primary Standard Industrial	(IRS Employer
	Classification Code Number)	Identification Number)

Two Newton Place, 255 Washington Street, Suite 300, Newton, MA, 02458-1634
(Address of principal executive offices, including zip code)

(617) 796-8230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name Of Each Exchange On Which Registered
Class A common stock, $0.001 par value per share	RMR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “the Company” or “its” refer to The RMR Group Inc.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s majority owned subsidiary, The RMR Group LLC (“RMR LLC”), and Sonesta International Hotels Corporation (“Sonesta”), entered into a letter agreement (the “Retirement Agreement”), dated January 12, 2026, with John G. Murray, an Executive Vice President of RMR LLC and the president and chief executive officer and a director of Sonesta. Mr. Murray will continue to serve in his current roles as an officer of RMR LLC and as an officer and director of Sonesta until March 31, 2026, at which time he will resign from such offices and from any other officer or related positions within RMR LLC, Sonesta, any RMR LLC managed company or any of their affiliates. Mr. Murray will continue to serve as an employee of Sonesta until September 30, 2026 (the “Retirement Date”).

Under the Retirement Agreement, RMR LLC and Sonesta agreed to pay Mr. Murray his current cash salary compensation until March 31, 2026, payable consistent with past practices, and Sonesta agreed to pay Mr. Murray $15,000 per month from April 1, 2026 until the Retirement Date. In addition, subject to his execution of a customary release on or before each payment date, RMR LLC and Sonesta agreed to pay Mr. Murray (i) a cash bonus payment of $1,912,500 in respect of calendar year 2025, payable consistent with past practices, that is expected to be paid on or about April 8, 2026 and (ii) a combined cash payment in the amount of $2,765,625, payable consistent with past practices, with half of that amount expected to be paid on or about April 9, 2026, and the other half expected to be paid on or about October 9, 2026. Pursuant to the Retirement Agreement, RMR LLC agreed to recommend that the Company’s Compensation Committee approve the acceleration of vesting of Mr. Murray’s unvested shares of the Company, effective as of the Retirement Date. The Retirement Agreement contains other customary terms and conditions, including confidentiality, non-solicitation, and other covenants and a waiver and release. The foregoing summary of the material terms of the Retirement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Retirement Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending December 31, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RMR GROUP INC.

Date: January 12, 2026	By:	/s/ Matthew C. Brown
Matthew C. Brown
Executive Vice President, Chief Financial Officer and Treasurer